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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Index, Inc. on Form S-4 of our report dated January 27, 1996, appearing in the Proxy
Statement/Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Newman Summary Historical Financial Data", "Newman Selected Historical Financial Data" and "Experts" in such Proxy Statement/Prospectus.

                                            CHESHIER & FULLER, INC.
                                            A Professional Corporation

Dallas, Texas
August 12, 1996